Exhibit 99.1

Investor/Media Contact:

Mark Francois

Senior Director, Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

mfrancois@AlphatecSpine.com

ALPHATEC SPINE ANNOUNCES SECOND QUARTER 2013

REVENUE AND FINANCIAL RESULTS

CARLSBAD, CA, August 6, 2013 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., announced today financial results for the second quarter of fiscal year 2013, ended June 30, 2013.

Second Quarter 2013 Highlights

•	Total revenue of $51.0 million; up 5.8% as reported from Q212, or 8.8% on a constant currency basis

•	International revenue of $18.5 million; up 20.7% as reported from Q212, or 30.2% on a constant currency basis

•	U.S. revenue of $32.5 million; down 1.2% from Q212 due to the loss of PureGen® and ongoing price declines

•	Implant unit sales to U.S. hospitals up 10.2% from Q212 due to growing physician adoption

•	Full launch of Alphatec Solus® and Pegasus™ expected to strengthen U.S. revenue in H2 2013

“Our second quarter 2013 results reflect another strong revenue quarter for Alphatec Spine. With the first six months of 2013 completed and revenue of approximately $101.5 million, we are on track to achieve our 2013 revenue guidance,” said Les Cross, Chairman and CEO of Alphatec Spine.

“Our international business was particularly strong with solid growth in each of Europe, Asia/Pacific, Latin America, the Middle East/Africa and Japan, despite significant currency headwinds from the Japanese Yen. Excluding the impact of foreign currency conversion, international revenue was a new record for the Company. We look forward to receiving key product registration approvals for Alphatec-branded products in Brazil, China and certain Asia Pacific geographies in the second half of this year. Our international business represented over 36% of total revenues in the second quarter.

“Essentially flat year-over-year growth in our U.S. business reflects the full-quarter loss of our biologic product, PureGen, ongoing pricing pressures, which remain a mid-single digit headwind in the U.S., and a planned reduction in business with certain physician-owned stocking distributors. Combined, these three impacts offset strong implant unit sales growth in our core U.S. hospital channel for Alphatec products. As we look to the second half of 2013, we anticipate full-market launches of two new interbody devices, Alphatec Solus, which is used in anterior lumbar fusion procedures, and Pegasus, which is used in anterior cervical fusion procedures. We are also pleased with the performance of our minimally invasive surgery products, including our ILLICO Multi-Level System, which is designed to be used in longer lumbar constructs.

-more-

“On the operations side of our business, we continue to progress with our lean-practice implementation to streamline processes that should drive further cost reductions in our manufacturing, supply chain and inventory systems.

“Finally, I would like to thank all Alphatec Spine employees who continue to work hard to make Alphatec Spine a world class company.”

Second Quarter 2013 Financial Results

Consolidated net revenues for the second quarter of 2013 were $51.0 million, representing growth of approximately 5.8 percent compared to $48.2 million reported for the second quarter of 2012. Excluding the effect of foreign currency conversion, net revenues increased 8.8 percent during the quarter.

U.S. net revenues for the second quarter of 2013 were $32.5 million, a reduction of 1.2 percent, compared to $32.9 million reported for U.S. net revenues in the second quarter of 2012.

International net revenues for the second quarter of 2013 were $18.5 million, representing growth of 20.7 percent compared to $15.3 million reported for the second quarter of 2012. Excluding the effect of foreign currency conversion, international net revenues increased 30.2 percent.

Gross profit and gross margin for the second quarter of 2013 were $32.1 million and 62.9 percent, respectively, compared to $30.2 million and 62.6 percent, respectively, for the second quarter of 2012. Gross margin in the second quarter of 2013 was negatively impacted by regional revenue mix of a larger percentage of sales from lower-margin international revenues and from ongoing pricing pressures in the U.S. spine market. Additionally, gross margin in the second quarter of 2013 was impacted by the Cross Medical settlement, which continues to reduce quarterly gross profit by approximately $1.0 million per quarter for the amortization of a licensed intangible asset. This represents approximately 200 basis points of margin in each of the first and second quarters of 2013.

Total operating expenses for the second quarter of 2013 were $35.0 million, or 68.6 percent of revenues, reflecting an increase of approximately $1.0 million, compared to the second quarter of 2012. Operating expenses for the second quarter of 2013 included higher R&D expenses, legal expenses associated with current litigation matters, and higher amortization and non-recurring expenses related to the Phygen acquisition.

GAAP Net loss for the second quarter of 2013 was $4.7 million or ($0.05) per share (basic and diluted), compared to a net loss of $6.4 million, or ($0.07) per share (basic and diluted) for the second quarter of 2012.

Adjusted EBITDA in the second quarter of 2013 was $4.9 million, or 9.6 percent of revenues, compared to $2.7 million, or 5.7 percent of revenues reported for the second quarter of 2012. Adjusted EBITDA represents net income or loss excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, and other non-recurring items, such as restructuring expenses, IPR&D and transaction-related expenses.

Cash and cash equivalents were $12.9 million at June 30, 2013, compared to $22.2 million reported at December 31, 2012 and has been driven by cash payments for the Phygen acquisition and ongoing quarterly payments to Cross Medical.

-more-

2013 Financial Guidance

The Company continues to expect revenue for 2013 to be in a range between $204 million and $210 million on a constant currency basis, or approximately 4% to 7% growth over 2012. The significant devaluation of the Japanese Yen impacted Alphatec Spine’s second quarter revenue by over $1.6 million, and with the expectation that the Japanese Yen’s exchange rate will not substantially improve in 2013, the aggregate revenue impact to the second half of 2013 could potentially be as high as $3 million. The Company expects adjusted EBITDA for 2013 to be in a range of $24 million to $27 million, or approximately 21% to 36% growth over 2012, representing approximately 12% and 13% of expected revenue. As previously stated, this guidance assumes only modest contributions for PureGen, all of which were realized in the first quarter of 2013.

Conference Call Information

Alphatec Spine has scheduled a conference call for today, August 6, 2013, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its second quarter 2013 financial results. The conference call ID is 20625218 and the dial-in number is (877) 556-5251. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a medical device company that designs, develops, manufactures and markets physician-inspired products and solutions for the treatment of spinal disorders associated with trauma, congenital deformities, disease and degeneration. The Company’s mission is to combine innovative surgical solutions with world-class customer service to improve outcomes and patient quality of life. The Company and its affiliates market products in the U.S. and in over 50 countries internationally via a direct sales force and independent distributors. Additional information can be found at www.alphatecspine.com.

Non-GAAP Information

Non-GAAP earnings and earnings per share included in this press release are non-GAAP (generally accepted accounting principles) financial measures that represents net income (loss) excluding the effects of amortization and other non-recurring or expense items, such as loss on extinguishment of debt, restructuring expenses and transaction-related expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings and earnings per share, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as severance expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP. Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and

-more-

earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include references to Alphatec Spine’s 2013 revenue, adjusted EBITDA projections; the success of the Company’s initiative to drive global sales growth, increase margins and increase operating efficiencies, the ability to achieve benefits in connection with the Phygen acquisition and reductions in the Company’s manufacturing costs and operating expenses. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to; the success of the integration and revenue increases due to the Phygen acquisition and realize the benefits of such transaction; the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; uncertainties regarding the regulatory status of the Company’s PureGen product, and the ability to keep such product on the market; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including the Alphatec Solus, Pegasus and Illico Multi-Level systems discussed in this press release; failure to successfully implement streamlining activities to create anticipated savings; failure to successfully begin in-house manufacturing of certain products; failure to obtain FDA clearance or approval or international regulatory approvals for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process; Alphatec Spine’s ability to develop and expand its U.S. and/or global revenues; continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; Alphatec Spine’s ability to compete with other competing products and with emerging new technologies; product liability exposure; failure to meet all financial obligations in the Cross Medical settlement or its credit agreement; patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2012, filed on March 4, 2013 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

-tables to follow-

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$12,948	$22,241
Accounts receivable, net	41,031	41,012
Inventories, net	50,614	49,855
Prepaid expenses and other current assets	5,619	5,953
Deferred income tax assets	2,835	2,991

Total current assets	113,047	122,052

Property and equipment, net	30,471	30,403
Goodwill	177,832	180,838
Intangibles, net	43,611	46,856
Other assets	1,710	1,978

Total assets	$366,671	$382,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,329	$15,237
Accrued expenses	29,597	38,490
Deferred revenue	1,176	1,361
Current portion of long-term debt	709	1,700

Total current liabilities	49,811	56,788

Total long term liabilities	55,375	55,920
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	237,882	245,816

Total liabilities and stockholders’ equity	$366,671	$382,127

-more-

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues	$51,020	$48,235	$101,463	$96,696
Cost of revenues	18,501	17,666	35,771	33,929
Amortization of acquired intangible assets	426	373	857	752

Total cost of revenues	18,927	18,039	36,628	34,681

Gross profit	32,093	30,196	64,835	62,015

Operating expenses:
Research and development	3,666	3,777	7,348	7,787
Sales and marketing	19,160	19,529	37,655	38,065
General and administrative	11,445	10,132	22,575	18,957
Amortization of acquired intangible assets	721	509	1,514	1,083

Total operating expenses	34,992	33,947	69,092	65,892

Operating loss	(2,899)	(3,751)	(4,257)	(3,877)
Interest and other income (expense), net	(1,327)	(3,551)	(2,670)	(4,479)

Loss from continuing operations before taxes	(4,226)	(7,302)	(6,927)	(8,356)
Income tax provision (benefit)	435	(928)	383	(721)

Net loss	$(4,661)	$(6,374)	$(7,310)	$(7,635)

Net loss per common share:
Basic and diluted net loss per share	$(0.05)	$(0.07)	$(0.08)	$(0.09)

Weighted-average shares - basic and diluted	95,926	89,218	95,876	89,078

-more-

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Operating loss, as reported	$(2,899)	$(3,751)	$(4,257)	$(3,877)
Add back:
Depreciation	3,654	3,539	7,175	6,995
Amortization of intangible assets	1,529	1,399	3,043	2,793
Amortization of acquired intangible assets	1,147	882	2,371	1,835

Total EBITDA	3,431	2,069	8,332	7,746

Add back significant items:
Stock-based compensation	795	663	1,979	1,210
Restructuring and other charges	655	—	655	—

EBITDA, as adjusted for significant items	$4,881	$2,732	$10,966	$8,956

Net loss, as reported	$(4,661)	$(6,374)	$(7,310)	$(7,635)
Add back:
Amortization of acquired intangible assets	1,147	882	2,371	1,835
Amortization of intangible assets	1,529	1,399	3,043	2,793
Loss on extinguishment of debt	—	2,911	—	2,911
Restructuring and other charges	655	—	655	—

Net loss, as adjusted for significant items	$(1,330)	$(1,182)	$(1,241)	$(96)

Net loss per common share - basic and diluted	$(0.05)	$(0.07)	$(0.08)	$(0.09)
Add back:
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Amortization of intangible assets	0.02	0.02	0.03	0.03
Loss on extinguishment of debt	—	0.03	—	0.04
Transaction related expense	0.01	—	0.01	—

Net loss per common share - basic and diluted, as adjusted for significant items	$(0.01)	$(0.01)	$(0.01)	$(0.00)

Weighted-average shares - basic and diluted	95,926	89,218	95,876	89,078

-more-

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended June 30,		% Change	% Change	% Change Foreign
	2013	2012	As Reported	Operations	Currency

Revenues by geographic segment
U.S.	$32,491	$32,888	-1.2%	-1.2%	0.0%
International	18,529	15,347	20.7%	30.2%	-9.5%

Total revenues	$51,020	$48,235	5.8%	8.8%	-3.0%

Gross profit by geographic segment
U.S.	$21,973	$22,577
International	10,120	7,619

Total gross profit	$32,093	$30,196

Gross profit margin by geographic segment
U.S.	67.6%	68.6%
International	54.6%	49.6%

Total gross profit margin	62.9%	62.6%

	Six Months Ended June 30,		% Change	% Change	% Change Foreign
	2013	2012	As Reported	Operations	Currency

Revenues by geographic segment
U.S.	$65,553	$65,449	0.2%	0.2%	0.0%
International	35,910	31,247	14.9%	23.8%	-8.8%

Total revenues	$101,463	$96,696	4.9%	7.8%	-2.9%

Gross profit by geographic segment
U.S.	$45,024	$45,424
International	19,811	16,591

Total gross profit	$64,835	$62,015

Gross profit margin by geographic segment
U.S.	68.7%	69.4%
International	55.2%	53.1%

Total gross profit margin	63.9%	64.1%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2013 revenues due to the change in foreign exchange rates for the periods presented.

###